EXHIBIT 7




             CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this filing on Form 8-K of our report dated May 15, 1996, with respect to the consolidated financial statements and financial statement schedules of The Software Developer's Company, Inc. as of
March 31, 1996 and 1995 and for the years ended March 31, 1996, 1995, and 1994.



                                        COOPERS & LYBRAND L.L.P.

Boston, MA
September 13, 1996